UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2020

Grand Canyon Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34211	20-3356009
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

2600 W. Camelback Road
Phoenix, Arizona	85017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 247-4400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LOPE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Results of Operations and Financial Condition.

Entry into Memorandum of Understanding with Valparaiso University. On August 28, 2020, Grand Canyon Education, Inc., a Delaware corporation (the “Company”), entered into a Memorandum of Understanding (the “MOU”) with Valparaiso University, a private nonprofit university located in Valparaiso, Indiana (“Valpo”). The MOU describes the key terms of two agreements that the parties propose to enter into with one another:

(i)            Under a services agreement between the Company’s Orbis Education subsidiary and Valpo, Orbis Education would assist Valpo in establishing and managing hybrid (online and ground-based) nursing and related healthcare programs of Valpo at two sites located in the Midwest United States. The terms of this agreement would be generally consistent with those that have been entered into with Orbis Education’s other 25 university partners.

(ii)            Under a separate services agreement between the Company and Valpo, the Company would assist Valpo in creating and managing certain online graduate programs (the “Graduate Programs”). The key terms of this agreement, including the term and fees, remain to be negotiated.

The MOU is non-binding, the obligations of the parties to effect a relationship based on the terms described above are subject in all respects to the negotiation, execution, and delivery of mutually acceptable definitive agreements, and no assurance can be given that such agreements will be entered into.

Item 9.01. Exhibits.

(d)  Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAND CANYON EDUCATION, INC.

Date: August 28, 2020	By:	/s/ Daniel E. Bachus
Daniel E. Bachus
Chief Financial Officer
(Principal Financial Officer)

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